Exhibit 99.1

PRESS RELEASE

Contact:

Lisa Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

FOR IMMEDIATE RELEASE

BioScrip, Inc. Announces Record Date for Rights Offering

Elmsford, NY – June 18, 2015 – BioScrip, Inc. (NASDAQ: BIOS) (the “Company”) today announced that its Board of Directors set the record date for the previously disclosed upcoming rights offering (the “Rights Offering”) as of the close of business June 25, 2015 (the “Record Date”). The Company expects the Rights Offering will commence no later than June 30, 2015 and conclude by the end of July 2015. On the commencement date, or as soon as practicable thereafter, the Company will distribute the subscription rights, non-transferable subscription rights certificates and copies of the prospectus to stockholders of record as of 5:00 p.m. New York City time on the Record Date.

As previously announced, stockholders of record will receive, at no charge, their pro rata share of non-transferable subscription rights with respect to the outstanding shares of common stock owned by them on the Record Date, subject to rounding adjustment as contemplated by the terms of the Rights Offering. The subscription rights are for the purchase of units consisting up to an aggregate of (1) 200,000 shares of 8.5%/11.5% Series A convertible preferred stock, (2) 576,000 Class A warrants, each full warrant to purchase one share of the Company’s common stock (“Common Stock”) at a price of $5.17 per share, and (3) 576,000 Class B warrants, each full warrant to purchase one share of Common Stock at a price of $6.45 per share.

This press release is for informational purposes only. Additional details regarding the Rights Offering are included in the Company’s Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2015, as amended on May 29, 2015 (File No. 333-202631), and the Company will be filing a final prospectus at the time the Rights Offering is commenced, which will contain final terms. The rights and securities offered for subscription thereunder may not be sold, nor may offers to buy be accepted, prior to the time such registration statement becomes effective. The Rights Offering is being made only pursuant to the prospectus and non-transferable subscription rights certificate, both of which are being distributed to holders of common stock and have been filed with the SEC as part of such registration statement.

The Company continues to evaluate market conditions and financing options that would improve its current liquidity profile and enhance its financial flexibility. This may include, but is not limited to, opportunities to raise additional funds through the issuance of various forms of equity and/or debt securities or other instruments, including additional rights offerings.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these rights offering securities, nor shall there be any sale of these rights offering securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A written prospectus for the Rights Offering, when available, may be obtained by contacting Georgeson Inc., 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310, Tel: (877) 278-4775.

About BioScrip, Inc.

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves. BioScrip provides its infusion services from over 70 locations across 28 states.

Forward-Looking Statements – Safe Harbor

This press release includes statements that may constitute "forward-looking statements," including projections of certain measures of the Company's results of operations, projections of certain charges and expenses, and other statements regarding the Company's goals, regulatory approvals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," “outlook,” “aim,” "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to grow its Infusion Services segment organically or through acquisitions and obtain financing in connection therewith; its ability to reduce operating costs while sustaining growth; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.